UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 9, 2022

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2022 (the “Original Form 8-K”) by Team, Inc. The sole purpose of this Amendment is to correct certain information related to the treatment of fractional interests described in Item 3.03 of the Original Form 8-K and as discussed in the press release furnished as Exhibit 99.1 to the Original Form 8-K, as described further below. Except as stated in this Amendment, no other changes have been made to the Original Form 8-K or Exhibit 99.1 thereto.

Item 3.03	Material Modifications to Rights of Security Holders
On December 9, 2022, Team, Inc. (the “Company”) issued a press release announcing that the board of directors of the Company has approved a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.30 per share (the “Common Stock”), at a ratio of one-for-ten (the “Reverse Stock Split”). The Reverse Stock Split is anticipated to be effective at approximately 5:00 p.m. Eastern Time on December 21, 2022 (the “Effective Time”). At the Effective Time, every ten issued and outstanding shares of Common Stock will be converted into one share of Common Stock, with a proportionate reduction in the Company’s authorized shares of Common Stock. The par value of each share of Common Stock will remain unchanged. The shares are expected to begin trading on a split-adjusted basis at market open on December 22, 2022. Trading in the Common Stock will continue on the NYSE under the symbol “TISI” but the security will be assigned a new CUSIP number.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash payments, without interest, in an amount equal to the proceeds attributable to the sale of such fractional interest following the aggregation and sale by Computershare Trust Company, N.A. (“Computershare”), the Company’s transfer agent, of all fractional shares otherwise issuable. The Reverse Stock Split will apply to all of the outstanding shares of Common Stock as of the Effective Time. Stockholders of record will be receiving information from Computershare regarding their stock ownership following the Reverse Stock Split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

Item 7.01	Regulation FD Disclosure

On December 9, 2022, the Company issued a press release announcing the Reverse Stock Split. On December 22, 2022, the Company issued a press release to correct certain information reported in the Original Form 8-K and Exhibit 99.1 thereto related to the treatment of the fractional interests in the Reverse Stock Split. A copy of the press release announcing the correction to the December 9, 2022 press release is attached as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference. No other information reported in the December 9, 2022 press release was changed.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished as part of Item 5.02 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Team Inc’s Press Release issued December 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Nelson M. Haight
Nelson M. Haight
Chief Financial Officer (Principal Financial Officer)
Dated: December 22, 2022